EXHIBIT 23.1








                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the NCS/VUE 1994 Employee Stock Option Plan of National Computer Systems, Inc. and subsidiaries, of our report dated March 3, 1996 with respect to the consolidated financial statements of National Computer Systems, Inc. and subsidiaries incorporated by reference in its Annual Report on Form 10-K for the year ended January 31, 1996 filed with the Securities and Exchange Commission



                                                          ERNST & YOUNG LLP



Minneapolis, Minnesota
April 15, 1997